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                                                                    EXHIBIT 23.1


                     CONSENT OF INDEPENDENT OF ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-40039, 333-40033, and 333-40035) of Pegasus
Systems, Inc. of our report dated February 2, 1999 appearing in Pegasus Systems Inc.'s 1998 Annual Report to Stockholders which is incorporated by reference into Pegasus Systems, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page S-1 of such Annual Report on Form 10-K.



PricewaterhouseCoopers LLP


Dallas, Texas
March 30, 1999